Exhibit 16.1

December 28, 2005

Securities and Exchange Commission

Washington, DC 20549

Commissioners:

We have read the statements made by Tri-S Security Corporation included under Item 4.01 of its Form 8-K to be filed December 28, 2005, and we agree with the statements concerning our Firm.

Sincerely,

/s/ Miller Ray Houser & Stewart LLP